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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-46240, 33-47533, 33-80606 and 33-94706 of Tetra Tech, Inc. on Form S-8 and
333-2766 of Tetra Tech, Inc. on Form S-3 of our reports dated November 12, 1996, appearing in, and incorporated by reference in, this Annual Report on Form 10-K for the year ended September 29, 1996.



Los Angeles, California
December 26, 1996